EXHIBIT 31

                                 CERTIFICATIONS

I, Shevach Saraf, Chairman, President, Chief Executive Officer, Treasurer and Chief Financial Officer of Solitron Devices, Inc., certify that:

1. I have reviewed this report on Form 10-QSB/A of Solitron Devices, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this quarterly report.


Date:  July 13, 2004                    /s/ Shevach Saraf
                                        -------------------------------------
                                        Shevach Saraf
                                        Chairman, President,
                                        Chief Executive Officer,
                                        Treasurer and Chief Financial Officer